Exhibit 4.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                         SIGNAL TECHNOLOGY CORPORATION


     1. The name of the corporation is

                         SIGNAL TECHNOLOGY CORPORATION

     2. The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     3. The nature of the business or purposes to be conducted or promoted is:
To carry on and conduct a manufacturing business, primarily the manufacture of electronics products.

     To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     4. The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000); all of such shares shall be without par value.

     5A. The name and mailing address of each incorporator is as follows:

        NAME                                       MAILING ADDRESS

        K. L. Husfelt                              100 West Tenth Street
                                                   Wilmington, Delaware  19801

        B. A. Schuman                              100 West Tenth Street
                                                   Wilmington, Delaware  19801

        E. L. Kinsler                              100 West Tenth Street
                                                   Wilmington, Delaware  19801

     5B. The name and mailing address of each person who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

        NAME                                       MAILING ADDRESS

        Jeffrey P. Somers                          60 State Street
                                                   Boston, Massachusetts  02109

     6. The corporation is to have perpetual existence.

     7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

     To make, alter or repeal the by-laws of the corporation.

     8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

     Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

     9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this in our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 1st day of April, 1982.

                                              /s/  K. L. Husfelt
                                              ------------------------------
                                                       K. L. Husfelt


                                             /s/   B. A. Schuman
                                             -------------------------------
                                                       B. A. Schuman


                                             /s/   E. L. Kinsler
                                             -------------------------------
                                                       E. L. Kinsler

                           CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION


     Signal Technology Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY THAT:

     FIRST: That the Board of Directors of said Corporation, by Directors' Action by unanimous written consent, on 30 September 1982, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation:

     RESOLVED:   That the Certificate of Incorporation of Signal Technology
                 Corporation be amended by changing Article 4 thereof so that, as amended, said Article shall be and read as follows:

                 "4. The total number of shares of stock which the Corporation shall have authority to issue is Two Million (2,000,000), par value $.01."

     SECOND: The Corporation has not received any payment for any of its stock;

     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of section 241 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said Signal Technology Corporation has caused this certificate to be signed by Jeffrey P. Somers, its sole Director, this 1st day of October 1982.


                                       By:   /s/ Jeffrey P. Somers
                                             ------------------------------
                                             Jeffrey P. Somers, Sole Director

                           CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION


     SIGNAL TECHNOLOGY CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

     FIRST: That at the annual meeting of the Board of Directors of SIGNAL TECHNOLOGY CORPORATION resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

               RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Fourth Article thereof so that, as amended said Article shall be and read as follows:

               "The total number of shares of stock which the corporation shall have authority to issue is Ten Million (10,000,000), par value $.01 each."

     SECOND: That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Law of the State of Delaware.

     IN WITNESS WHEREOF, said SIGNAL TECHNOLOGY CORPORATION had caused this certificate to be signed by William E. Cook, its President, and attested by Harry R. Hauser, its Secretary, this 30th day of April, 1986.

                                    SIGNAL TECHNOLOGY CORPORATION


                                    By:  /s/ William E. Cook
                                         --------------------------------
                                         President


ATTEST:


By:  /s/  Harry R. Hauser
     -----------------------------
     Secretary

                           CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                         SIGNAL TECHNOLOGY CORPORATION


     Signal Technology Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

     FIRST: That at a meeting of the stockholders of Signal Technology
            Corporation, held April 21, 1987, the stockholders adopted and approved the following Amendment to the Certificate of Incorporation of said corporation, in accordance with the provisions of Sections 242 and 212 of the General Laws of the State of Delaware:

               RESOLVED: That the Certificate of Incorporation of Signal Technology Corporation be amended by adding a new Tenth Article thereof so that, as amended, said Article shall be and read as follows:

                    "TENTH: A director of the Corporation shall in any one year be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duly of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit, only to the extent of directors' fees (including committee fees and attendance fees) paid during such year by the Corporation to such director for serving as a director of the Corporation. Any repeal or modification of this paragraph by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification."

     IN WITNESS WHEREOF, said Signal Technology Corporation has caused this certificate to be signed by William E. Cook, its President, and attested by Robert E. Sliney, Jr., its Assistant Secretary this 11th day of March, 1988.

                              SIGNAL TECHNOLOGY CORPORATION


                              By:  /s/  William E. Cook
                                   ----------------------------------
                                   William E. Cook, President



ATTEST:


By:  /s/  Robert E. Sliney, Jr.
     -------------------------------
     Robert E. Sliney, Jr.,
     Assistant Secretary

                      CERTIFICATE OF OWNERSHIP AND MERGER

                                    MERGING

                          SIGNAL COMPUTER CORPORATION

                                      INTO

                         SIGNAL TECHNOLOGY CORPORATION


     Signal Technology Corporation, a corporation organized and existing under the laws of Delaware,

     DOES HEREBY CERTIFY:

     FIRST: That this corporation was incorporated on the 1st day of April, 1982, pursuant to the Corporation Law of the State of Delaware.

     SECOND:That this corporation owns all of the outstanding shares of the stock of Signal Computer Corporation, a corporation incorporated on the 22nd day of July, 1985, pursuant to the Corporation Law of the State of Delaware.

     THIRD: That this corporation, by the following resolutions to its Board of Directors, duly adopted by the unanimous written consent of its members, filed with the minutes of the Board on the 29th day of April, 1990, determined to and did merge into itself said Signal Computer Corporation:

     RESOLVED: That this Corporation, a Delaware corporation and the parent of Signal Computer Corporation, effect a merger with Signal Computer Corporation, a Delaware corporation and a wholly-owned subsidiary of this Corporation, whereby Signal Technology Corporation shall emerge as the surviving Corporation and assume the liabilities and obligations of Signal Computer Corporation; such merger shall be effective upon the date of filing of the Certificate of Ownership and Merger with the Secretary of the State of Delaware, and a certified copy recorded in the office of the Recorder of Deeds of New Castle County.

     RESOLVED: That the President, and the Assistant Secretary, be, and each of them hereby is, authorized and directed, for and on behalf of this Corporation and in its name, to execute an Agreement of Merger, in the form attached hereto as, Exhibit A, and to execute any and all documents and instruments which may be required which either of them may, in his sole direction, determine to be necessary and appropriate in order to effect said merger.

     FOURTH: Anything herein or elsewhere to the contrary notwithstanding, this merger may be amended or terminated and abandoned by the Board of Directors of Signal Technology Corporation at any time prior to the date of filing the merger with the Secretary of State.



     IN WITNESS WHEREOF, said Signal Technology Corporation has caused this certificate to be signed by William E. Cook, its President and attested by Robert E. Sliney, Jr., its Assistant Secretary this 29th day of April, 1990.

                                        SIGNAL TECHNOLOGY CORPORATION


                                        By:  /s/  William E. Cook
                                             ---------------------------
                                             William E. Cook, President


ATTEST:


By:  /s/  Robert E. Sliney, Jr.
     ----------------------------
     Robert E. Sliney, Jr.
     Assistant Secretary

                                   EXHIBIT A

                              AGREEMENT OF MERGER


     AGREEMENT OF MERGER, dated this 29th day of April, 1990, pursuant to
Section 253 of the General Corporation Law of the State of Delaware, between Signal Computer Corporation (the "merged corporation"), a Delaware corporation and whollyowned subsidiary of Signal Technology Corporation, and Signal Technology Corporation (the "surviving corporation"), a Delaware corporation and the parent of Signal Computer Corporation.

     WITNESSETH that:

     WHEREAS, all of the constituent corporations desire to merge into a single corporation; and

     WHEREAS, the merged corporation had its Certificate of Incorporation filed in the office of the Secretary of State of Delaware on July 22, 1985, and recorded in the office of the Recorder of Deeds for the County of Now Castle on July 22, 1985, and has an authorized capital stock consisting of One Thousand (1,000) shares of common stock without nominal or par value, of which stock One Hundred (100) shares of such common stock are now issued and outstanding; and

     WHEREAS, the surviving corporation, a corporation organized under the laws of the State of Delaware had its Certificate of Incorporation filed in the office of the Secretary of State of Delaware, on April 1, 1982, and recorded in the office of the Recorder of Deeds for the county of New Castle an April 1, 1982, has on authorized capitol stock consisting of Ten Million (10,000,000) shares of common stock of the par value of $.01 Dollars ($.01) each, all of one class, amounting in the aggregate to One Hundred Thousand Dollars ($100,000.00), of which stock Four Million Four Hundred Thirteen Thousand Three Hundred and SixtyThree (4,413,363) shares are now issued and outstanding; and such shares shall remain issued and outstanding.

     NOW THEREFORE, the corporations, parties to this agreement in consideration of the mutual convenants, agreements and provisions hereinafter contained do hereby prescribe the term and conditions of said merger and mode of carrying the same into effect as follows:

     FIRST: The surviving corporation hereby merges into itself the merged corporation, and the merged corporation, shall be and hereby is merged into the surviving corporation.

     SECOND: The Certificate of Incorporation of the surviving corporation, as heretofore amended and as in effect on the date of the merger provided for in this agreement, shall continue in full force and effect as the Certificate of Incorporation of the corporation surviving this merger.

     THIRD: The manner of converting the outstanding shares of the capital stock of each of the constituent corporations shall be as follows:

     (a) Each share of common stock of the surviving corporation, which shall be issued and outstanding on the effective date of this agreement, shall remain issued and outstanding.

     (b) Each share of common stock of the merged corporation which shall be outstanding on the effective date of this merger, and all rights in respect thereof shall forthwith be surrendered and cancelled.

     (c) As of the effective date of this merger each share of common stock of Pacific Microcomputers, Inc., a whollyowned subsidiary of the merged corporation, shall be transferred from the merged corporation into the name of the surviving corporation, so as to make Pacific Microcomputers, Inc. a whollyowned subsidiary of the surviving corporation.

     FOURTH: The terms and conditions of the merger are as follows:

     (a) The bylaws of the surviving corporation an they shall exist on the effective date of this merger shall be and remain the bylaws of the surviving corporation until the same shall be altered, amended and repealed as therein provided.

     (b) The directors and officers of the surviving corporation shall continue in office until the next annual meeting of stockholders and until their successors shall have been elected and qualified.

     (c) This merger shall become effective upon filing with the Secretary of State of Delaware.

     (d) Upon the merger becoming effective, all the property, rights privileges, franchises, patents, trademarks, licenses, registrations and other assets of every kind and description of the merged corporation shall be transferred to, vested in and devolve upon the surviving corporation without further act or dead and all property, rights, and every other interest of the surviving corporation and the merged corporation shall be as effectively the property of the surviving corporation as they were of the surviving corporation and the merged corporation respectively. The merged corporation hereby agrees from time to time, as and when requested by the surviving corporation or by its successors or assigns, to execute and deliver or cause to be executed and delivered all such deeds and instruments and to take or cause to be taken such further or other action as the surviving corporation may deem necessary, or desirable in order to vest in and confirm to the surviving corporation title to and possession of any property of the merged corporation acquired or to be acquired by reason of or as a result of the merger herein provided for and otherwise to carry out the intent and purposes hereof and the proper officers and directors of the merged corporation and the proper officers and directors of the surviving corporation are fully authorized in the name of the merged corporation or otherwise to take any and all such action.

     FIFTH: Anything herein or elsewhere to the contrary notwithstanding, this agreement may be terminated and abandoned by the board of directors of any constituent corporation at any time prior to the date of filing the merger with the Secretary of State. This agreement may be amended by the Board of Directors of the constituent corporations at any time prior to the date of filing the agreement with the Secretary of State, provided that an amendment made subsequent to the adoption of the agreement by the stockholders of any constituent corporation shall not (1) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such constituent corporation, (2) alter or change any term of the Certificate of Incorporation of the surviving corporation to be affected by the merger, or
(3) alter or change any of the terms and conditions of the agreement if such alteration or change would adversely affect the holders of any class of series thereof of such constituent corporation.

     IN WITNESS WHERE0F, the parties to this agreement, pursuant to the approval and authority duly given by resolutions adopted by their respective boards of directors have caused this agreement to be executed by the President and attested by the Secretary or the Assistant Secretary of each party hereto as the respective act, dead and agreement of each of the corporations on this 29th day of April, 1990.

                                        SIGNAL COMPUTER CORPORATION


                                        By:  /s/  William E. Cook
                                             -----------------------------
                                             William E. Cook, President

ATTEST:


By:  /s/ Robert E. Sliney, Jr.
     ------------------------------
     Robert E. Sliney, Jr.,
     Secretary


                                        SIGNAL TECHNOLOGY CORPORATION


                                        By:  /s/  William E. Cook
                                             -----------------------------
                                             William E. Cook, President

ATTEST:


By:  /s/  Robert E. Sliney, Jr.
     ------------------------------
     Robert E. Sliney, Jr.,
     Assistant Secretary

     I, Robert E. Sliney Jr., Assistant Secretary of the surviving corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certify, as such Assistant Secretary, that the Agreement of Merger to which this certificate is attached, after having been first duly signed on behalf of the said corporation and having been signed on behalf of the merged corporation, a corporation of the state of Delaware, was duly adopted pursuant to subsection (f) of section 251 of Title 8 of the Delaware Code of 1953, without any vote of the stockholders of the surviving corporation; and that the agreement of merger does not amend in any respect the Certificate of Incorporation of the surviving corporation, and each share of stock of the surviving corporation, outstanding immediately prior to the effective date of the merger is to be an identical outstanding or treasury share of the surviving corporation after the effective date of the merger, and no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger; and that the outstanding shares of the corporation were such as to render subsection (f) of Section 251 of Title 8 of the Delaware Code of 1953 applicable; and that its Agreement of Merger was thereby adopted by a unanimous written consent action of the Board of Directors of the surviving corporation, and is the duly adopted agreement and act of the said corporation.

     WITNESS my hand on this 29th day of April, 1990.


                                              /s/ Robert E. Sliney, Jr.
                                              -----------------------------
                                              Assistant Secretary

           Certificate of Amendment of Certificate of Incorporation

                                       of

                         Signal Technology Corporation

     It is hereby certified that:

     FIRST: The name of the corporation (hereinafter called the "corporation") is

                         Signal Technology Corporation

     SECOND: The certificate of incorporation of the corporation is hereby amended by striking out Article Fourth thereof and by substituting in lieu of said Article the following new Article:

               "4. A. The total number of shares of stock which the corporation shall have authority to issue is

                   1. Thirty Million (30,000,000) shares of common stock, par value $.01 each; and

                   2  Five Million (5,000,000) shares of Preferred Stock, par value of $.01 each.

                   B. Preferred Stock.

                      a. Designation. The class of Preferred Stock, $.01 par
               value per share, authorized hereunder shall be designated the "Preferred Stock."

                      b. Issuance; Rights and Preferences. The Preferred Stock
               may be issued from time to time in one or more series.

               Shares of each subseries, when issued, shall be designated to distinguish them from the shares of all other series in such manner as shall be determined by the Board of Directors and the resolutions providing for the issue of such series. In addition, the Board of Directors in each such resolution is expressly authorized to fix for each respective series:

                         (i) The voting powers, full or limited, or no voting
               powers and the designations, preferences and relative, participating, options or other special rights, and qualifications, limitations or restrictions thereof;

                         (ii) The right, if any, of the Corporation to redeem
               shares of any particular series and the amount per share which the holders of shares of the particular series shall be entitled to receive in case of redemption;

                         (iii) The dividend rights of the particular series,
               including, without limitation, the annual dividend rate, the preference rights, whether the dividends shall be cumulative or noncumulative and, if such dividends shall be cumulative, the date from which they will accumulate;

                         (iv) The rights upon dissolution of, or upon any
               distribution of the assets of the Corporation;

                         (v) The terms and conditions, if any, upon which
               shares of the particular series may be made convertible into, or exchangeable for, shares of any other class or classes of stock, or of any series thereof and the price or prices or the rates of exchange and adjustments therefore."

     THIRD: The certificate of incorporation of the corporation is hereby amended by adding a now Eleventh Article thereof so that, as amended said Article shall be and read as follows:

               "11. a.) The Directors shall be chosen as provided hereinafter at the annual meeting of stockholders by such stockholders as have the right to vote thereon, and each shall hold office until the next election of Directors of his class, as provided below, and until his successor is chosen and qualified or until he sooner dies, resigns, is removed, or becomes disqualified. The Board of Directors shall be divided into three classes as nearly equal in number as may be, with the initial term of office of Class I expiring at the annual meeting of stockholders in 1994, of Class II expiring at the annual meeting of stockholders in 1995, and of Class III expiring at the annual meeting of stockholders in 1996.

                     b.) At each annual meeting of stockholders, Directors chosen to succeed those whose terms then expire shall be elected for a full term of office expiring at the third succeeding annual meeting of stockholders after their election. In the interim between annual meetings of stockholders or of special meetings of stockholders called for the election of Directors and/or for the removal of one or more Directors and for the filling of any vacancy in that connection, newly created Directorships and any vacancies in the Board of Directors, including vacancies resulting from the removal of Directors for cause, may be filled by the vote of a majority of the remaining Directors then in office, although less than a quorum, or by the sole remaining Director. A Director elected to fill a vacancy shall serve for the balance of the term which he has been elected to fill, even though that term may extend beyond the next annual meeting of stockholders.

                     c.) Subject to the foregoing, a Director elected to fill a vacancy shall hold office for a term expiring at the annual meeting at which the term of the class to which he shall have been elected expires. In the event of any increase or decrease in the authorized number of directors, the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to maintain such classes as nearly equal as possible. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director. The stockholders of the Corporation are expressly prohibited from cumulating their votes in any election of Directors of the Corporation.

                     d.) Anything contained in this Certificate of Incorporation or the Bylaws of the Corporation to the contrary notwithstanding, this Article 11 shall not be altered amended, and no provisions inconsistent therewith shall be adopted, without the affirmative vote of the holders of not less than sixtysix and two thirds (66 2/3) percent of the outstanding stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class."

     FOURTH: The amendments of the certificate of incorporation herein certified have been duly adopted in accordance with the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware. Prompt written notice of the adoption of the amendments herein certified has been given to those stockholders who have not been consented in writing thereto, as provided in Section 228 of the General Corporation Law of the State of Delaware.

     Signed and attested to on April 8, 1993.


                                        /s/  Dale L. Peterson
                                        ------------------------------
                                        Dale L. Peterson, President

Attest:


/s/  James Hickey
----------------------------------
James Hickey, Assistant Secretary

                      CERTIFICATE OF OWNERSHIP AND MERGER
                                    MERGING
                          ST REAL ESTATE HOLDING CORP.
                                      INTO
                         SDIGNAL TECHNOLOGY CORPORATION


     Signal Technology Corporation, a corporation organized and existing under the laws of Delaware, DOES HEREBY CERTIFY;

     FIRST: That this corporation was incorporated on the 1st day of April, 1982, pursuant to the General Corporation Law of the State of Delaware.

     SECOND: That this corporation owns all of the outstanding shares of each class of the stock of ST Real Estate Holding Corp., a corporation incorporated on the 26nd day of February, 1992, pursuant to the General Corporation Law of the State of Delaware.

     THIRD: That this corporation, by the following resolutions of its Board of Directors, duly adopted at a meeting duly called and held on July 10, 1996 and filed with the minutes of the Board, determined to and did merge into itself said ST Real Estate Holding Corp.:

     RESOLVED:  That, pursuant to Section 253 of the Delaware General
                Corporation Law, Signal Technology Corporation, a Delaware corporation, (the "Company") is hereby authorized to merge into itself ST Real Estate Holding Corp., a Delaware corporation, ("ST Real Estate") which is a wholly owned subsidiary of the Company, and assume all of the liabilities and obligations of ST Real Estate; and

     RESOLVED:  That the Chairman, Vice President and the Secretary, be, and
                each hereby is, authorized to execute a Certificate of Ownership and Merger setting forth (a) a copy of the resolutions (i) to merger ST Real Estate into the Company and
                (ii) to assume the liabilities and obligations of ST Real Estate and (b) the date of adoption of such resolutions, and to cause the Certificate of Ownership and Merger to be filed with the Secretary of State of Delaware and a certified copy thereof to be recorded in the office of the Recorder of Deeds of New Castle County, and to take all such other actions and to execute all such other instruments and agreements as they or any of them may deem appropriate to effect such merger; and

     RESOLVED:  That the merger shall be effective upon the date of filing with the Secretary of State of Delaware.

     FOURTH: Anything herein or elsewhere to the contrary notwithstanding, this merger may be amended or terminated and abandoned by the Board of Directors of Signal Technology Corporation at any time prior to the date of filing the merger with the Secretary of State.



     IN WITNESS WHEREOF, said Signal Technology Corporation has caused this Certificate to be signed by Harry R. Hauser, its Secretary, this 11th day of July, 1996.

                                    SIGNAL TECHNOLOGY CORPORATION


                                    By:  /s/ Harry R. Hauser
                                         --------------------------------
                                         Harry R. Hauser, Secretary

                      CERTIFICATE OF OWNERSHIP AND MERGER
                                    MERGING
                               ST MICROWAVE CORP.
                               ST OLEKTRON CORP.
                                SDT KELTEC CORP.
                                      INTO
                         SIGNAL TECHNOLOGY CORPORATION


     Signal Technology Corporation, a corporation organized and existing under the laws of Delaware,

     DOES HEREBY CERTIFY:

     FIRST: That this corporation was incorporated on the 1st day of April, 1982, pursuant to the General Corporation Law of the State of Delaware.

     SECOND: That this corporation owns all of the outstanding shares of each class of the stock of ST Microwave Corp., a corporation incorporated on the 24th day of April, 1989, ST Olektron Corp., a corporation incorporated on the 6th day of June, 1986, and ST Keltec Corp., a corporation incorporated on the 24th day of March, 1992, all pursuant to the General Corporation Law of the State of Delaware.

     THIRD: That this corporation, by the following resolutions of its Board of Directors, duly adopted by the unanimous written consent action of its members, filed with the minutes of the Board dated December 18, 1996, determined to and did merge into itself said ST Microwave Corp., ST Olektron Corp. and ST Keltec Corp.

     RESOLVED:  That, pursuant to Section 253 of the Delaware General
                Corporation Law, Signal Technology Corporation, a Delaware corporation, (the "Company") is hereby authorized to merge into itself ST Microwave Corp., ST Olektron Corp., and ST Keltec Corp., all of which are Delaware corporations, and which are wholly owned subsidiaries of the Company, and assume all of the liabilities and obligations of ST Microwave Corp., ST Olektron Corp. and ST Keltec Corp. and

     RESOLVED:  That the Chairman, Vice President, Assistant Secretary of the
                Company be, and each hereby is, authorized to execute a Certificate of Ownership and Merger setting forth (a) a copy of the resolutions (i) to merger ST Microwave Corp., ST Olektron Corp. and ST Keltec Corp. into the Company and (ii) to assume the liabilities and obligations of ST Microwave Corp., ST Olektron Corp. and ST Keltec Corp.and (b) the date of adoption of such resolutions, and to cause the Certificate of Ownership and Merger to be filed with the Secretary of State of Delaware and a certified copy thereof to be recorded in the office of the Recorder of Deeds of New Castle County, and to take all such other actions and to execute all such other instruments and agreements as they or any of them may deem appropriate to effect such merger; and

     RESOLVED:  That the merger shall be effective upon the date of filing with the Secretary of State of Delaware.

     FOURTH: Anything herein or elsewhere to the contrary notwithstanding, this merger may be amended or terminated and abandoned by the Board of Directors of Signal Technology Corporation at any time prior to the date of filing the merger with the Secretary of State.

     IN WITNESS WHEREOF, said Signal Technology Corporation has caused this Certificate to be signed by Harry R. Hauser, its Secretary, this 20th day of December, 1996.

                                        SIGNAL TECHNOLOGY CORPORATION


                                        By:  /s/ Harry R. Hauser
                                             ----------------------------
                                             Harry R. Hauser
                                             Its:  Secretary

                           CERTIFICATE OF CORRECTION

                                       OF

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                         SIGNAL TECHNOLOGY CORPORATION

     It is hereby certified that:

     1. The name of the corporation (hereinafter called the "corporation") is SIGNAL TECHNOLOGY CORPORATION.

     2. The Certificate of Amendment to the Certificate of Incorporation which was filed by the Secretary of State of Delaware on March 14, 1988, is hereby corrected.

     3. The inaccuracy to be corrected in said instrument is as follows:

     "TENTH: A director of the Corporation shall in any one year be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duly of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit, only to the extent of directors' fees (including committee fees and attendance fees) paid during such year by the Corporation to such director for serving as a director of the Corporation. Any repeal or modification of this paragraph by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification."

     4. The portion of the instrument in corrected form is as follows:

     "TENTH: A director of the Corporation shall not in any one year be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit, only to the extent of directors' fees (including committee fees and attendance fees) paid during such year by the Corporation to such director for serving as a director of the Corporation. Any repeal or modification of this paragraph by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification."


Dated:  January 20, 1999               /s/  Roger D. Feldman
                                       ---------------------------------
                                       Name: Roger D. Feldman
                                       Title: Secretary